EXHIBIT 31.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant
to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report on Form 10K of Ceramics Process Systems Corporation (the "Company") for the period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Grant C. Bennett, Chief Executive Officer and Controller of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: March 29, 2006	/s/ Grant C. Bennett Grant C. Bennett President and Treasurer (Principal Executive Officer and Principal Financial Officer)